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                                  Exhibit 11

                              DELTA COMPUTEC INC.

                      CALCULATION OF EARNINGS  PER SHARE

                           Three Months Ended            Nine Months Ended
                                July 31,                      July 31,
                         ----------------------        ----------------------
                            1995        1994              1995        1994
                            ----        ----              ----        ----
Primary
-------
Net earnings (loss)      $ (566,846) $   39,659        $ (766,885) $   43,636
                         ----------  ----------        ----------  ----------
Average Common
Shares Outstanding        6,811,575   6,811,325         6,811,575   6,811,325

Dilutive Effect of
Stock Options                  -        599,520              -        600,076
                         ----------  ----------        ----------  ----------
Weighted Average
Shares Outstanding        6,811,575   7,410,845         6,811,575   7,411,401
                         ----------  ----------        ----------  ----------
Earnings (Loss) Per
Common and Common
Equivalent Shares        $     (.08) $      .01        $     (.11) $      .01
                         ==========  ==========        ==========  ==========

Assuming Full
Dilution
-------------
Net Earnings (loss)      $ (566,846) $   39,659        $ (766,885) $   43,636

Weighted Average
Shares Outstanding        6,811,575   7,410,845         6,811,575   7,411,401

Additional
Dilutive Effect
Of Stock Options               -         57,694              -         19,232
                         ----------  ----------        ----------  ----------
Weighted Average
Shares Outstanding        6,811,575   7,468,539         6,811,575   7,430,633

Earnings (Loss)
Per Common Share
Assuming Full Dilution   $     (.08) $      .01        $     (.11) $      .01
                         ==========  ==========        ==========  ==========

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